Exhibit (14)


                         CONSENT OF ERNST & YOUNG LLP,
                 REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption "Experts" in the Combined Proxy Statement/Prospectus of The Roxbury Funds and to the incorporation by reference in this Registration Statement (Form N-14) (Pre-Effective Amendment No. 2 to File No. 333-135573) of The Roxbury Funds of our report on the Roxbury Mid-Cap Fund and Roxbury Small-Cap Growth Fund of WT Mutual Fund dated August 11, 2006, included in the 2006 Annual Report to shareholders.


/s/ ERNST & YOUNG LLP
_____________________
ERNST & YOUNG LLP

Philadelphia, Pennsylvania
October 19, 2006